UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

Acrivon Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41551	82-5125532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way, Suite 100 Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 207-8979

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 30, 2023, Acrivon Therapeutics, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Kristina M. Masson, Executive Vice President, Business Operations and a member of the board of directors of the Company. The Amended Employment Agreement amends and restates the employment agreement originally entered into by the Company and Ms. Masson on October 5, 2020 (the “Original Agreement”). In addition, on May 30, 2023, Ms. Masson entered into a separate employment agreement with the Company’s wholly-owned Swedish subsidiary, Acrivon AB (the “Subsidiary Employment Agreement”). The two agreements were entered into to reflect Ms. Masson’s separate roles for each entity and for administrative and tax purposes.

Pursuant to the Amended Employment Agreement, Ms. Masson will continue to serve as the Company’s Executive Vice President, Business Operations. The Amended Employment Agreement provides for, among other things, an annual base salary of $382,200 and a target bonus equal to up to 40% of Ms. Masson’s annual salary, to be determined by the Company’s Board of Directors (the “Board”), in its sole discretion on an annual basis. The Amended Employment Agreement also provides Ms. Masson may also serve on up to three outside boards of directors or advisory boards at a given time without receiving Board approval, provided that such activities do not interfere or conflict with Ms. Masson’s performance of duties under the Amended Employment Agreement. Otherwise, the Amended Employment Agreement contains the same general terms and conditions as provided under the Original Agreement.

Pursuant to the Subsidiary Employment Agreement, Ms. Masson will serve as the President, Chief Executive Officer and Site Head of Acrivon AB. The Subsidiary Employment Agreement provides for an annual base salary of $163,800 (the “Base Salary”) and a target bonus equal to up to 40% of Ms. Masson’s Base Salary. Additionally, pursuant to the Subsidiary Employment Agreement, Acrivon AB will make payments to an individual pension insurance chosen by Ms. Masson in the amount of 20% of her Base Salary.

In the event of Ms. Masson’s termination by Acrivon AB which is not due to a gross breach of contract by Ms. Masson or due to circumstances which, under the Swedish Employment Protection Act, would entitle Acrivon AB to dismiss Ms. Masson, in addition to pay during the applicable notice period, Ms. Masson is entitled to severance pay equal to, in total, three times the Base Salary.

The foregoing description is only a summary of certain terms of the Amended Employment Agreement and the Subsidiary Employment Agreement and is qualified in its entirety by the complete text of the Amended Employment Agreement and Subsidiary Employment Agreement, which are attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference as though fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Amended and Restated Employment Agreement, dated as of May 30, 2023, by and between Acrivon Therapeutics, Inc. and Kristina M. Masson.*

10.2	Contract of Employment, dated as of May 30, 2023, by and between Acrivon AB and Kristina M. Masson.*

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acrivon Therapeutics, Inc.

Dated: June 5, 2023	By:	/s/ Peter Blume-Jensen
	Name:	Peter Blume-Jensen, M.D., Ph.D.
	Title:	Chief Executive Officer and President